UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 11, 2011

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code	610-293-0600

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.     Results of Operations and Financial Condition

On Friday, February 11, 2011, Peter Boni, Chief Executive Officer of Safeguard Scientifics, Inc. (the “Company”) made a publicized appearance at the Stifel Nicolaus Technology, Communications & Internet Conference which was available by webcast to the general public.  In response to a question from the audience during his presentation, Mr. Boni commented regarding the aggregate revenue of the Company’s partner companies for 2010. The text of Mr. Boni’s comment is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

On February 17, 2011, the Company issued a press release regarding the date and time of its 2010 year-end earnings call.  Included in that release is certain information regarding the aggregate revenue of the Company’s partner companies for 2010.  A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.     Financial Statements and Exhibits

(d)	Exhibits

	99.1	Excerpt from February 11, 2011 conference presentation.

	99.2	Press Release dated February 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated:	February 17, 2011	By:	/s/ BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel

EXHIBIT INDEX

99.1	Excerpt from February 11, 2011 conference presentation.

99.2	Press Release dated February 17, 2011.